Consent of Independent Registered Public Accounting Firm



Return on Investment Corporation and subsidiaries
Kennesaw, Georgia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 30, 2004, relating to the consolidated financial statements of Return on Investment Corporation and subsidiaries as of and for the years ended June 30, 2004 and 2003, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
Atlanta, Georgia


February 9, 2005